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                                                      EXHIBIT 4.1

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                           EVERGREEN BANCORP, INC.

                            AMENDED AND RESTATED
                          1995 STOCK INCENTIVE PLAN

     1.     Purpose.   The purpose of the Evergreen Bancorp, Inc. (the
"Company") 1995 Stock Incentive Plan (the "Plan") is to advance the interests of the Company and its stockholders by aiding the Company in attracting, retaining and motivating employees of the Company and its Affiliates.

     2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

     (a)     "Affiliate" means:

     (i) A member of a controlled group of corporations of which the Company is a member;
     (ii) Any majority-owned subsidiary of either the Company or its principal banking subsidiary, Evergreen Bank, N.A.; or
     (iii) An unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations issued thereunder.

     For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C) of the Code.

          (b) "Award" means the grant of any Stock Option, Limited Alternate Right or Conditional Share granted under the Plan.

          (c)     "Board" means the Board of Directors of the Company.

          (d) "Change in Control" means, for purposes of the Plan, an event of the nature that:
     (i) Would be required to be reported in response to Item 1(a) of the current report on Form F-3, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; or
     (ii) Results in a Change in Control of the Company within the meaning of the Change in Bank Control Act of 1978, as amended, and the Rules and Regulations promulgated by the Federal Deposit Insurance Company at 12 C.F.R. Section 303.4(a), as in effect on the date hereof; or
     (iii) Without limiting the above conditions, such a Change in Control shall be deemed to have occurred at such time as:
     (A) Any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act), or group of persons acting in concert, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of any class of equity securities of the Company representing 25% or more of a class of equity securities, except that a securities purchase or purchases by the Company's employee

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     stock ownership plan and trust that exceeds, in the aggregate, 25%
     or more of a class of equity securities shall not be deemed to be a Change in Control under this Plan; or
     (B) Individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the same Committee serving under an Incumbent Board, shall be, for purposes of this clause (B) considered as though he were a member of the Incumbent Board; or
     (C) A plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or any similar transaction occurs in which the Company is not or will not be the resulting entity; or
     (D) A proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Company; or
     (E) A tender offer is made for 25% or more of the voting securities of the Company then outstanding.

          (e)     "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Committee" means the Human Resources and Nominating Committee of the Board. Such committee, or a subcommittee thereof formed for the purposes of making discretionary awards under this Plan, shall be comprised at all times solely of at least two "non-employee directors", as that term is defined under Rule 16b-3 of the Exchange Act promulgated by the Securities and Exchange Commission, or any successor regulation.

         (g) "Common Stock" means the common stock, par value $3.33-1/3 per share, of the Company.

         (h) "Conditional Share" means a share of the Common Stock of the Company, such share becoming the sole property of a Participant upon the fulfillment of performance and/or tenure requirements as set forth by the Committee pursuant to Section 7 of the Plan.

         (i) "Date of Grant" means the date an Award is made to a Participant.

         (j) "Disability" means any physical or mental condition which may reasonably be expected to be permanent and which renders the Participant incapable of continuing as an employee for his customary hours of employment, provided, however, that such disability originated while the Participant was in the active service of the Company, and (1) did not arise while engaged in or as a result of having engaged in an illegal or criminal act or an act contrary to the best interests of the Company, or (2) did not result from habitual drunkenness or addiction to narcotics or a self-inflicted injury while sane or insane. To aid the Committee and determining whether such disability exists, the Committee may require, as a condition precedent to the receipt of any benefits hereunder, that the Participant submit to examinations by one or more duly licensed and practicing physicians selected by the Committee.

         (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

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         (l)     "Fair Market Value" means with respect to shares of Common
     Stock or other property, the fair market value of such shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the shares are listed on any established stock exchange or a national market system then, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per share on the immediately preceding date (or, if the shares were not traded on that day, the next preceding day that the shares were traded) on the national market system or principal exchange on which the Common Stock is traded, as such prices are officially quoted.

         (m) "Normal Retirement" means retirement at the normal or early retirement date as set forth in any tax-qualified retirement/pension plan of the Company. If no such plan is in place, it shall mean termination of employment at or after age 65.

         (n) "Participant" means any employee of the Company or its Affiliates selected by the Committee to participate in the Plan for the current Plan year.

         (o) "Plan Year" means a calendar year commencing on or after January 1, 1995.

         (p) "Stock Option" shall mean a right granted to a Participant to purchase Common Stock of the Company at a specified price (the "Strike Price") for a specified period. Such Stock Options may be granted by the Committee as either:

     (i) Incentive Stock Options - Those Stock Options so specified by the Committee at the Date of Grant as being intended to comply with the provisions of Section 422 of the Internal Revenue Code of 1986 as from time to time amended; or
     (ii) Non-Qualified Stock Options - Those Stock Options so specified by the Committee at the Date of Grant as not being intended to qualify as Incentive Stock Options.

         (q) "Stock Agreement" shall mean the agreement entered into between the Company and the Participant pursuant to the terms of the Company's 1995 Stock Incentive Plan.

         (r) "Termination for Cause" means the Company's termination of any Participant's employment for the following: (i) the commission of any intentional acts or conduct by the Participant involving moral turpitude; (ii) the gross negligence by the Participant in complying or otherwise in performing his required duties for the Company; (iii) the commission of any intentional act of dishonesty in the performance of the Participant's duties for the Company; or (iv) the deliberate and intentional refusal by Participant during the term of his employment, other than by reason of incapacity due to illness or accident, to obey lawful directives from the Chief Executive Officer or the Board of Directors of the Company.

     3.     Administration.   (a)  Authority of the Committee.  Except
as expressly provided in this Plan, the Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

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     (i)  to select participants to whom Awards may be granted;
     (ii)  to designate Affiliates;
     (iii) to determine the type or types of Awards to be granted to each Participant;
     (iv) to determine the type and number of Awards to be granted, the number of shares of Common Stock to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;
     (v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, shares of Common Stock, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;
     (vi) to determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;
     (vii) to prescribe the form of each Stock Agreement, which need not be identical for each Participant;
     (viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;
     (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Stock Agreement, or other instrument hereunder;
     (x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and
     (xi) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

     (b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan.
     Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Affiliates, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and other applicable law.

     (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or

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     made in good faith with respect to the Plan, and all members of the
     Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     4.     Participation.      (a) Each Plan Year, the Committee shall,
in its sole discretion, determine which employees of the Company and its Affiliates shall participate in the Plan. Participation in the Plan for one Plan Year is neither a guarantee of participation in future Plan Years nor a guarantee of future employment.

     (b) At the time an employee is named as a Participant in the Plan, the Committee shall notify such Participant of the Award. Such notification shall identify:

     (i) The number of Stock Options granted (if any) and their terms and conditions, including whether such stock options carry Limited Alternate Rights; and
     (ii) The number of Conditional Shares granted (if any) and their terms and conditions.

     5. Stock Options. (a) The Committee shall have the right to grant Stock Options to a Participant pursuant to this Section 5, and establish the terms and provisions, including but not limited to the
exercise price, option term and methods of exercise.   A Stock Option
Award shall not be considered an Incentive Stock Option unless it is specifically designated as such in the Stock Agreement.
All Stock Option Awards shall be presumed to be Non-Qualified Stock Options unless it is specifically stated to the contrary in a Stock Agreement.

     (b) Stock Options shall be granted at the Fair Market Value of the Common Stock on the Date of Grant except as provided for Incentive Stock Options in Section 5(g) below.

     (c) Unless otherwise determined by the Committee, Non-Qualified Stock Options shall become vested and be exercisable for their remaining term following death or Disability or Normal Retirement, for three years following termination of employment by the Company for reasons other than Cause, for three months following the date of separation if an employee terminates employment for any other reason, and immediately forfeited following Termination for Cause. Incentive Stock Options shall be exercisable for one year following death or disability; for three months following Normal Retirement or termination of employment by the Company for reasons other than Cause. Incentive Stock Options shall be exercisable for three months following date of separation if an employee terminates employment for any other reason, and immediately forfeited following Termination for Cause. Notwithstanding the foregoing, Stock Options shall in no event be exercisable after the date specified in the Stock Agreement relating thereto.

     (d)     No Stock Options shall be exercisable for more than 10 years
following the Date of Grant.   No Incentive Stock Option may be exercisable
earlier than at least one year following the Date of Grant.

     (e) Unless otherwise determined by the Committee, Stock Options may be exercised by tendering cash, a certified check, Common Stock then owned by the Participant or any combination thereof, to the Office of the Secretary of the Company, provided that any shares of Common
Stock tendered which were acquired through a previous Stock Option exercise were held by the Participant for at least six months from the Date the Grant pursuant to which they were acquired was granted.
If the optionee intends to obtain a permissible broker loan or a simultaneous order to sell the shares issuable upon exercise of any Options, upon the giving of at least 48 hours prior written notice to the Company, exercise thereof shall not be deemed to occur until the

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Company receives the proceeds of the recipient's broker loan or other permitted transaction.

     (f) To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other plan of the Company or an Affiliate of the Company exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

     (g) No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any Affiliate of the Company, unless the Strike Price of the shares or Common Stock issuable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted), and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

     6. Limited Alternate Rights. (a) The Committee may, in its sole discretion, grant Limited Alternate Rights in tandem with any Stock Option Award.

     (b) Limited Alternate Rights shall entitle the holder to receive, in lieu of exercising the Stock Option to which such Limited Alternate Rights relate (in which event such Stock Option shall terminate), an amount in cash equal to 100 percent of the excess of the Fair Market Value of the Common Stock on the date of exercise times the number of rights tendered, over the aggregate Strike Price of the Stock Options to which the Limited Alternate Rights relate.

     (c) Limited Alternate Rights shall only become vested and exercisable:
     (i)     If there is a Change in Control of the Company; and,
     (ii) The Stock Option to which the Limited Alternate Right is attached has been held by the Participant for a period of at least six months at the time the Change in Control has occurred.

     7.     Conditional Shares.   (a)     The Committee shall have the
right to grant Conditional Shares to a Participant pursuant to this
Section 7, and establish the terms and provisions, including but not limited to vesting provisions and conditions of forfeiture.

     (b) Conditional Shares represent the right to receive free of any restrictions, shares of Common Stock on the completion of specified performance and/or tenure requirements as set forth in a Participant's Conditional Share agreement by the Committee. At the discretion of the Committee, such shares may be issued to the Participant at the time of the grant, provided such shares bear a restrictive legend specifying that such shares cannot be sold or otherwise transferred by the Participant.

     (c) Conditional Shares shall be vested in full following death, Disability or Normal Retirement. If a Participant terminates employment with the Company for any other reason, all unvested Conditional Shares shall be forfeited, except as may be determined in the judgment of the Committee.

     (d) A Participant holding Conditional Shares shall, unless otherwise determined by the Committee, be entitled to receive dividends and exercise voting rights with respect to such Conditional Shares even though such Conditional Shares have not vested.

     8.     Designation Of Beneficiary.   A Participant may, with the consent
of the Committee, designate a person or persons to receive or exercise, in the event of the Participant's

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death, any Award to which the Participant would have been entitled.
Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails to effectively designate a beneficiary then the Participant's estate, or legal representative, will be deemed to be the beneficiary. Except as provided in this Section 8 and except for transfers by will or laws of descent and distribution, or except as permitted by the Committee, all awards granted pursuant to the Plan shall be nontransferable.

     9. Change in Control Provisions. In the event of a Change in Control, the following acceleration and cash-out provisions shall apply unless otherwise provided by the Committee at the time of the Award grant. All outstanding Awards pursuant to which the Participant may have rights, the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change in Control. Unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, shares of Common Stock or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company at the time of the Change in Control.

     10. Miscellaneous Provisions. (a) Tax Withholding. The Company's obligations under the Plan shall be subject to applicable federal, state, and local tax withholding requirements. Federal, state, and local withholding tax due at the time of a grant or upon the exercise of any Award may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant upon such terms and condition as the Committee shall determine. If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to refuse to issue the shares of Common Stock relating to the Award and/or to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state, or local taxes of any kind required to be withheld by the Company.

     (b) Amendment. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders to the extent such stockholder approval is required under Section 422 of the Code, Rule 16b-3 under the Exchange Act, or any other federal or state law or regulation; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

     (c) Applicable Law. The Plan will be administered in accordance with the laws of the State of New York, without regard to its principles of conflict of laws, to the extent not governed by relevant provisions of the Exchange Act and other federal law.

     (d)     Shares Authorized.   The Committee shall be authorized to
make Awards of Stock Options, Conditional Shares or any combination thereof representing up to 900,000 shares of Common Stock, subject to adjustment as provided below. Any shares of Evergreen Common

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Stock that are delivered to or withheld by the Company to satisfy the tax withholding consequences of an option exercise or the grant or vesting of a conditional share award shall again be available for purposes of the 1995 Stock Incentive Plan.

     (e) Maximum Award. No Participant may receive an Award of Stock Options, Conditional Shares or any combination thereof, representing more than 100,000 shares in any Plan Year, subject to adjustment as provided below.

     (f) Adjustments in Common Stock for Recapitalizations, Splits, etc. In the event that the Committee shall determine that any dividend in Common Stock, recapitalization, Common Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the shares of Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of: (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award, and (iv) the Maximum Award; provided, however, in each case that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

     (g) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Stock Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of shares of Common Stock under any Award until completion of such stock exchange or market system listing or registration or qualification of such shares of Common Stock or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any shares Common Stock under federal or state law.

     (h) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, shares of Common Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     (i) Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem

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desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     11.     Effective Date Of The Plan.   The Plan, as amended and restated,
shall become effective January 16, 1997, subject to approval by a majority vote of the stockholders of record of the Company at the 1997 annual meeting. The Plan shall terminate on April 1, 2005, or such earlier date as determined by the Board.


Effective Date: April 20, 1995; amended and restated effective January 16, 1997.

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